EXHIBIT 3.18

                                     BY-LAWS

                                       OF

                         MULTI-CONTAINER RECYCLING, INC.







                                TABLE OF CONTENTS

Article      Section                                                    Page

I.           Offices

             Section 1.      Registered Office                             1
             Section 2.      Other Offices                                 1

II.          Meetings of Shareholders

             Section 1.      Place                                         1
             Section 2.      Notice                                        1
             Section 3.      Annual Meeting                                2
             Section 4.      Conduct of Meetings                           2
             Section 5.      Special Meetings                              3
             Section 6.      Meeting by Conference
                               Telephone                                   4
             Section 7.      Adjournment                                   4
             Section 8.      Record Dates                                  4
             Section 9.      Quorum                                        4
             Section 10.     Corporate Action Without
                               Shareholders' Meeting                       5
             Section 11.     Voting Lists                                  5
             Section 12.     Voting Rights                                 6
             Section 13.     Required Vote                                 6
             Section 14.     Proxies                                       6
             Section 15.     Election of Directors                         6

III.         Board of Directors

             Section 1.      General Powers                                6
             Section 2.      Number                                        7
             Section 3.      Term of Office                                7
             Section 4.      Resignation                                   7
             Section 5.      Removal                                       7
             Section 6.      Vacancies                                     7
             Section 7.      Regular Meetings                              7
             Section 8.      Special Meetings                              8
             Section 9.      Attendance Constituting
                               Waiver of Notice                            8
             Section 10.     Meeting by Conference
                               Telephone                                   8
             Section 11.     Quorum                                        8
             Section 12.     Required Vote                                 8
             Section 13.     Adjournment                                   8
             Section 14.     Consent of Directors
                               Without Board Meeting                       9
             Section 15.     Chairperson                                   9
             Section 16.     Compensation                                  9
             Section 17.     Discharge of Duties by
                               Director                                    9
             Section 18.     Directors' Liability for
                               Corporate Actions                          10
             Section 19.     Directors' Rights Upon
                               Successful Claim
                               Against Him                                10
             Section 20.     Presumption of Directors'
                               concurrence in Absence
                               of Dissent                                 12

IV           Committees

             Section 1.      Committees                                   12
             section 2.      Powers                                       12

V            Officers

             Section 1.      Number, Election, and
                               Compensation                               13
             Section 2.      Term of Office                               13
             Section 3.      Resignation, Removal and
                               Suspension                                 13
             Section 4.      Vacancies                                    14
             Section 5.      Duties of Officers                           14
             Section 6.      The President                                15
             Section 7.      The Vice-President(s)                        15
             Section 8.      The Secretary                                15
             Section 9.      The Treasurer                                16

VI           Contracts

             Section 1.      Common Directorship,
                              Officership or Interest                     16
             Section 2.      Compensating Directors
                               for Services                               17
             Section 3.      Corporate Loan, Guaranty
                               or Assistance for its
                               Officers or Employees                      17

VII          Indemnification

             Section 1.      Actions, Suits and Proceedings
                               Other Than Actions by or in
                               the Right of the Corporation               18
             Section 2.      Actions and Suits by or in the
                               Right of the Corporation                   18
             Section 3.      Expenses of Successful Defense               19
             Section 4.      Employee Benefit Plans                       19
             Section 5.      Proportionate Indemnification                19
             Section 6.      Determination as to Propriety of
                               Indemnification in a Specific
                               Case                                       20
             Section 7.      Indemnification of Directors
                               and Officers with Respect to
                               Services Performed as an
                               Employee or Agent of the
                               Corporation                                20
             Section 8.      Advancement of Expenses                      20
             Section 9.      Limitation Indemnity                         21
             Section 10.     Contract Right                               21
             Section 11.     Non-Exclusivity of Rights                    22
             Section 12.     Continuation of Indemnity                    22
             Section 13.     Indemnification of Employees
                               and Agents of the Corporation              22
             Section 14.     Insurance                                    22

VIII         Capital Shares

             Section 1.      Share Certificates                           23
             Section 2.      Contents of Share
                               Certificates                               23
             Section 3.      Consideration for
                               Issuance of Shares                         24
             Section 4.      Fractional Shares and
                               Alternatives                               24
             Section 5.      Lost or Destroyed
                               Certificates                               25
             Section 6.      Transfer of Shares                           25
             Section 7.      Rights of Corporation
                               with Respect to
                               Registered Owners                          25
             Section 8.      Transfer Agents and
                               Registrars                                 26
             Section 9.      Subscriptions                                26

IX           Distributions

             Section 1.      Distributions Authorized                     26
             Section 2       Limitation on Distributions                  26
             Section 3.      Acquisition of Corporation's
                               Own Shares                                 27
             Section 4.      Indebtedness to Shareholders
                               Due to Distributions                       28
             Section 5.      Record Date                                  28

X            General Provisions

             Section 1.      Corporate Books, Records,
                               Minutes                                    28
             Section 2.      Shares of Other Corporations                 29
             Section 3.      Sureties and Bonds                           29
             Section 4.      Corporate Seal                               29
             Section 5.      Accounting Year                              29
             Section 6.      Reimbursement                                29
             Section 7.      Constructive Dividend                        30

XI           Amendinqor Repealing By-Laws

             Section 1.      Power to Amend or Repeal                     30
             Section 2.      By Shareholders                              30
             Section 3.      By the Board of Directors                    30

XII          Execution of Instruments

             Section 1.      Checks, Etc.                                 31
             Section 2.      Evidence of Indebtedness                     31
             Section 3.      Depositories                                 31
             Section 4.      Alternative Exception                        31




                                     BY-LAWS

                                       OF

                         MULTI-CONTAINER RECYCLING, INC.

                                    ARTICLE I

                                     Offices

         Section 1. Registered Office. The corporation shall have and continuously maintain, in the State of Michigan, a registered office located at G-2051 W. Bristol Road, Flint, MI 48507. The corporation may change the location to any other place in Michigan by resolution of the board of directors.

         Section 2. Other Offices. The corporation may also maintain offices at such other place, within or without the State of Michigan, as the board may, from time to time, establish.

                                   ARTICLE II

                            Meetings of Shareholders

         Section 1. Place. All regular and special meetings of the shareholders shall be held at a place, within or without the State of Michigan, as specified by the board.

         Section 2. Notice. Except as otherwise provided by the Business Corporation Act of Michigan, as amended, and in effect from time to time, being 1972 PA 284, (the "Act"), written notice of the time, place and purpose of a meeting shall be given not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the shareholder at the address which appears on the records of the corporation. Attendance of a shareholder at a meeting of shareholders will result in both of the following:

                  (a)  Waiver of objection to lack of notice or defective
                           notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

                  (b)  Waiver of objection to consideration of a particular
                           matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         Section 3. Annual Meeting. An annual meeting of shareholders for the election of directors and for such other business as may come before the meeting shall be held at the following time and date: March 15, 9:00 a.m., notice of which shall be given in the Notice of the Meeting, unless such action is taken by written consent as provided in section 407 of the Act. Failure to hold the annual meeting at the designated time or to elect a sufficient number of directors at the meeting or any adjournment of it does not affect otherwise valid corporate acts or work a forfeiture or give cause for dissolution of the corporation, except as provided in section 823 of the Act. If the annual meeting is not held on the date designated for it, the board shall cause the meeting to be held as soon after that as is convenient.

         Section 4. Conduct of Meetings. The chairman of the board, if any, shall act as chairman of and preside at all meetings of shareholders. In the event that there is no chairman of the board then in office or in the event of his absence or disability, the president shall act as chairman of such meetings and, in the event of his absence or disability, the shareholders shall elect some other individual to act as chairman of the meeting. The secretary of the corporation shall act as secretary of each meeting of shareholders, but in his absence the chairman shall appoint some other person to act as secretary of the meeting and to keep a true record of the proceedings thereof for entry in the minute book of the corporation. Should any question arise regarding the procedure at any meeting, it shall be resolved by reference to Robert's Rules of Order, Revised. The order of business at the annual meeting of shareholders and, as far as practicable, at all other meetings of shareholders shall be as follows:

                  (a)  Calling of roll, presentation of proxies, and deter-
                           mination of quorum,

                  (b)  Proof of notice of meeting,

                  (c)  Reading of minutes of preceding meeting and action
                           thereon,

                  (d)  Reports of officers and committees,

                  (e)  Unfinished business,

                  (f)  New business,

                  (g)  Election of directors, and

                  (h)  Adjournment,

provided that, in the absence of any prior objection, the chairman of the meeting may vary the order of business at his discretion.

         Section 5. Special Meetings. Special meetings of shareholders may be called by:

                  (a)  The board of directors,

                  (b)  Any officer, or

                  (c) Any one or more shareholders who is or are the registered holder or holders of an aggregate of more than 20% of the outstanding shares of the corporation's voting stock by giving notice under the provisions of article II, section 2 of these by-laws. Notwithstanding the foregoing, if the corporation has no directors in office because of death, resignation, or otherwise, a special meeting of shareholders may be called by any officer or shareholder (including any executor, administrator, personal representative, trustee, guardian, or other fiduciary entrusted with like responsibility for the person or estate of a shareholder).

         Section 6. Meeting by Conference Telephone. A shareholder may participate in a meeting of shareholders by a conference telephone or similar communications equipment by which all participants in the meeting may communicate with each other if all participants are advised of the communications equipment and the names of the participants in the conference are divulged to all participants. Such participation shall constitute presence in person at the meeting for all purposes.

         Section 7. Adjournment. When a meeting is adjourned to another time or place, it is not necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment the board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under the provisions of article II, section 2 of these by-laws.

         Section 8. Record Dates. For the purpose of determining the shareholders entitled to notice of, or to vote at, a meeting of shareholders or an adjournment meeting, or to express consent or dissent from a proposal without a meeting, the record date shall be the close of business on the date two days before the day on which notice is given, or if no notice is given, two days before the day on which the meeting is held.

         For any purpose other than the above and for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, the record date shall be the close of business on the day on which the resolution of the board relating to that is adopted.

         The above dates shall not be more than 60 days, nor less than 10 days, before the date of the meeting, nor more than 60 days before any other action. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided above, the determination applies to any adjournment of the meeting.

         Section 9. Quorum. A quorum at a meeting is constituted by shares entitled to cast a majority of the votes at a meeting. The withdrawal of any shareholder, attending in person or by proxy, after the commencement of the meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present. When the holders of a class or series of shares are entitled to vote separately on an item of business, this section applies in determining the presence of a quorum of such class or series for transaction of the item of business.

         Section 10. Corporate Action Without Shareholders' Meeting. Any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if before or after the action a consent in writing, setting forth the action so taken, is signed by all of the holders of outstanding stock of the corporation entitled to vote thereon.

         Section 11. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment of a meeting. The list shall:

                  (a) be arranged alphabetically within each class and
                      series, with the address of, and the number of shares held by, each shareholder;

                  (b) be produced at the time and place of the meeting;

                  (c) be subject to inspection by any shareholder during
                      the whole time of the meeting; and

                  (d) be prima facie evidence as to who are the shareholders entitled to examine the list or vote at the meeting.
                      If the above-stated requirements have not been complied with, on demand of a shareholder in person or by proxy, who in good faith challenges the existence of sufficient votes to carry any action at the meeting, the meeting shall be adjourned until the requirements are met. Failure to comply with the above-stated requirements does not affect the validity of an action taken at the meeting before the making of such a demand.

         Section 12. Voting Rights. On each matter submitted to a vote, each issued and outstanding voting share is entitled to one vote. A vote may be cast either orally, by written ballot, or by a show of hands.

         Section 13. Required Vote. When an action, other than the election of directors, is to be taken by vote of the shareholders, the holders of shares entitled to vote shall authorize the action by a majority of the votes cast.

         Section 14. Proxies. A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize other persons to act for him by proxy. A proxy shall be signed by the shareholder or his authorized agent or representative. A proxy is not valid after the expiration of three (3) years from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder executing it, except as otherwise provided in sections 421, 422, and 423 of the Act. The authority of the holder of a proxy to act is not revoked by the incompetence or death of the shareholder who executed the proxy, unless, before the authority is exercised, written notice of an adjudication of the incompetence or death is received by the corporate officer responsible for maintaining the list of shareholders.

         Section 15. Election of Directors. At the first annual meeting of the shareholders and at each annual meeting after that, the shareholders shall elect directors. The directors shall be elected by a plurality of the votes cast at an election. A shareholder entitled to vote at an election for directors, in person or by proxy, shall have one vote for each voting share owned, and may distribute such votes among as many candidates as there are directors to be elected and for whose election he/she has a right to vote.

                                   ARTICLE III

                               Board of Directors

         Section 1. General Powers. Except as otherwise provided in the Act or the articles, the business affairs of the corporation shall be managed by its board. A director need not be a shareholder of the corporation. Relative to the qualifications for directors, there are none, other than the above.

         Section 2. Number. Subject to applicable law, the number of directors sitting on the board shall be as from time to time fixed by the board; initially the corporation shall have three (3) directors.

         Section 3. Term of Office. A director shall hold office for the term elected and until a successor is elected and qualified, or until the director resigns or is removed. At the first annual meeting of shareholders, the shareholders shall elect directors. The directors so elected shall hold office until the succeeding annual meeting, at which time the shareholders shall again elect directors.

         Section 4. Resigination. A director may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or a subsequent time as set forth in the notice of resignation.

         Section 5. Removal. Relative to the removal of directors, a director or the entire board may be removed, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of the directors.

         Section 6. Vacancies. The right to fill vacancies is reserved exclusively to the shareholders. A vacancy may be filled by the required vote specified in article II, section 13 of these by-laws. A directorship to be filled because of an increase in the number of directors, or to fill a vacancy, may be filled for a term of office continuing only until the next election of directors by the shareholders.

         Section 7. Regular Meetings. A regular meeting of the board may be held either within or without the State of Michigan. A regular meeting may be held without notice. Regular meetings of the board shall be held whenever the board deems necessary, but not less than annually immediately following the annual shareholders' meeting.

         Section 8. Special Meetings. Special meetings of the board may be called by the president, chairman of the board, or shall be called by the secretary on the written request of any director. Such meetings may be held either within or without the State of Michigan. A special meeting shall be held only when notice of the time and place of it is either: (1) mailed to each director and addressed to the address which appears on the records of the corporation, at least two days before the day on which the meeting is to be held, or (2) sent to such place by telegraph, telex, or cable, or (3) communicated by telephone, or (4) delivered personally, not later than the day before the day on which the meeting is to be held. The business to be transacted at, and the purpose of a special meeting must be specified in the notice of waiver or notice of the meeting.

         Section 9. Attendance Constituting Waiver of Notice. At both regular and special meetings, attendance of a director at a meeting constitutes a waiver of notice of the meeting, unless he or she at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

         Section 10. Meeting by Conference Telephone. A member of the board or of a committee designated by the board may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can communicate with each other. Participation in a meeting conducted in this fashion constitutes presence in person at the meeting.

         Section 11. Quorum. A quorum at a meeting for the transaction of business is constituted by a majority of the members of the board then in office, or of the members of a committee of the board.

         Section 12. Required Vote. Amendment of the by-laws by the board requires the vote of not less than two-thirds of the members of the board then in office. For all other purposes, unless the vote of a larger number is required by the Act, the vote of the majority of the members present at a meeting at which a quorum is present constitutes the action of the board or of the committee. At all meetings of the board, each director present shall have only one vote.

         Section 13. Adjournment. In the absence of a quorum, a majority of the directors present at the time and place of any meeting may adjourn such meeting from time to time until a quorum is present.

         Section 14. Consent of Directors Without Board Meeting. Action required or permitted to be taken pursuant to authorization voted at a meeting of the board or a committee of the board, may be taken without a meeting if, before or after the action, all members of the board then in office or of the committee consent to that in writing. The written consents shall be filed with the minutes of the proceedings of the board or committee. The consent has the same effect as a vote of the board or committee for all purposes.

         Section 15. Chairperson. At all meetings of the board, the chairperson of the board, if any and if present, shall preside. If there is not a chairperson, or if the chairperson is absent, then the president shall preside. If the president is absent, then a chairperson, chosen by the directors, shall preside.

         Section 16. Compensation. Directors shall not receive, as such, any salary from the corporation, but the board may authorize the payment to directors of a fixed fee and expenses for attendance at meetings of the board or any committee of the board. No such payment shall preclude any director(s) from serving the corporation in any other capacity and receiving compensation.

         Section 17. Discharge of Duties by Director. A director shall discharge his or her duties as a director including his or her duties as a member of a committee of the Board in the following manner:

                  (a)  In good faith;

                  (b)  With the care an ordinarily prudent person in a like
                           position would exercise under similar
                           circumstances; and

                  (c)  In a manner he or she reasonably believes to be in
                           the best interests of the corporation.

In discharging his or her duties, a director is entitled to rely on information, opinions, reports or statements, including financial data, if prepared or presented by one or more directors, officers or employees of the corporation, or of a business organization under joint or common control with the corporation, whom the director or officer reasonably believes to be reliable and competent in the matters presented, or if prepared or presented by legal counsel, public accounts or engineers, or other persons as to matters the director reasonably believes are within the person's professional or expert competence, or if prepared or presented by the committee of the Board of which he or she is not a member if the Director reasonably believes the committee merits confidence; provided, however, that a Director is not entitled to rely on such information if he or she has knowledge concerning the matter in question that makes reliance otherwise permitted hereby unwarranted.

         Section 18. Directors' Liability for Corporate Actions. In addition to any other liability imposed by the Act or other law upon the directors of the corporation, directors who vote for or concur in, any of the following corporate actions are jointly and severally liable to the corporation for the benefit of its creditors or shareholders, to the extent of any legally recoverable injury suffered by such persons as a result of the action, but not to exceed the amount unlawfully paid or distributed:

                  (a) declaration of a dividend or other distribution of
                           assets to shareholders contrary to the Act or contrary to any restriction in the articles or by-laws;

                  (b) purchase of shares of the corporation contrary to the
                           Act or contrary to any restriction in the articles or by-laws;

                  (c) distribution of assets to shareholders during or
                           after dissolution of the corporation without paying, or adequately providing for, all known debts, obligations and liabilities of the corporation;

                  (d) making of a loan to an officer, director, or employee
                           of the corporation or of a subsidiary thereof contrary to the Act. A director is not liable if he or she has complied with section 541a of the Act.

         Section 19. Director's Rights Upon Successful Claim Against Him. A director against whom a claim is successfully asserted under section 551 of the Act is entitled to contribution from the other directors who voted for, or concurred in, the action upon which the claim is asserted. A director against whom a claim is successfully asserted under section 551 of the Act is entitled, to the extent of the amounts paid by him to the corporation as a result of such claims:

                  (a)  Upon payment to the corporation of any amount of an
                           improper dividend or distribution, to be subrogated to the rights of the corporation against shareholders who received the dividend or distribution in proportion to the amounts received by them respectively;

                  (b)  Upon payment to the corporation of any amount of the
                           purchase price of an improper purchase of shares

                           (i) to have the corporation rescind the purchase
                                    and recover for his benefit, but at his
                                    expense, the amount of the purchase
                                    price from any seller who sold such
                                    shares with knowledge of facts
                                    indicating that such purchase of shares
                                    by the corporation was not authorized
                                    by this Act, or

                           (ii) to have the corporation assign to such
                                    director such shares and any claim
                                    against the seller;

                  (c)  Upon payment to the corporation of the claim of a
                           creditor because of a violation of subdivision
                           (1)(c) of section 551 of the Act, to be
                           subrogated to the rights of the corporation against shareholders who received an improper distribution of assets;

                  (d)  Upon payment to the corporation of the amount of a
                           loan made improperly to an officer, director or employee, to be subrogated to the rights of the corporation against an officer, director or employee who received the improper loan.

         Section 20. Presumption of Director's Concurrence in Absence of Dissent. A director who is present at a meeting of the board, or a committee of which he or she is a member, at which an action is taken on a corporate matter, referred to in section 551 of the Act, is presumed to have concurred in that action unless a dissent is entered in the minutes or unless a written dissent to the action is filed with the person acting as secretary of the meeting before or promptly after the adjournment of it. The right to dissent does not apply to a director who voted in favor of the action. A director who is absent from a meeting of the board, or a committee of which he or she is a member, at which any such action is taken, is presumed to have concurred in the action unless a written dissent is filed with the secretary of the corporation within a reasonable time after he or she had knowledge of the action.

                                   ARTICLE IV

                                   Committees

         Section 1. Committees. The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members who may replace absent or disqualified members at a meeting of the committee. A committee, and each member, shall serve at the pleasure of the board. In the absence of disqualification of a member of a committee, the members present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the board to act at the meeting in place of such an absent or disqualified member.

         Section 2. Powers. A committee may exercise all powers and authority of the board in management of the business affairs of the corporation. However, such a committee does not have the power or authority to:

                  (a) amend the articles of incorporation;

                  (b) adopt an agreement of merger or consolidation;

                  (c) recommend to shareholders the sale, lease or exchange
                           of all or substantially all of the corporation's property and assets;

                  (d) recommend to shareholders a dissolution of the
                           corporation or revocation of a dissolution;

                  (e) amend the by-laws of the corporation;

                  (f) fill vacancies in the board; or

                  (g) fix compensation of the directors for serving on the
                           board or on a committee.

No committee shall have power or authority to declare a distribution or dividend, or to authorize the issuance of stock.

                                    ARTICLE V

                                    Officers

         Section 1. Number, Election, and Compensation. The officers of the corporation shall consist of a president, secretary and treasurer and such other officers as may be determined by the board. The board of directors shall elect or appoint the officers and fix their compensation. Two or more offices may be held by the same person, but an officer shall not execute, acknowledge or verify an instrument in more than one capacity if the instrument is require by law or the articles or by-laws to be executed, acknowledged, or verified by two or more officers. No officer need be a shareholder or director.

         Section 2. Term of Office. An officer elected or appointed, as provided in the by-laws, shall hold office for the term elected or appointed and until a successor is elected or appointed and qualified, or until that officer resigns, dies or is removed, unless otherwise provided in an employment contract approved by the board.

         Section 3. Resignation, Removal and Suspension. An officer elected or appointed by the board may be removed by the board with or without cause. The removal of an officer shall be without prejudice to any contract rights, if any, of the person so removed. The election or appointment of an officer, of itself, does not create contract rights. An officer may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or at a subsequent time specified in the notice of resignation.

         Section 4. Vacancies. Any vacancy occurring in any office of the corporation shall be filled for the unexpired term in the manner prescribed in article V, section 1, of these bylaws for the regular election or appointment to such office.

         Section 5. Duties of Officers. An officer, as between that officer and other officers and the corporation, has such authority and shall perform such duties in the management of the corporation as may be provided in these by-laws, or as may be determined by resolution of the board, not inconsistent with these by-laws. An officer shall discharge his or her duties as an officer in the following manner:

                  (a)  In good faith;

                  (b)  With the care an ordinarily prudent person in a like
                           position would exercise under similar
                           circumstances; and

                  (c)  In a manner which he or she reasonably believes to
                           be in the best interest of the corporation.

In discharging his or her duties, an officer is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data if prepared or presented by one or more directors, officers, or employees of the corporation, or of a business organization under joint control or common control with the corporation, whom the officer reasonably believes to be reliable and competent in the manners presented, or if prepared or presented by legal counsel, public accountants, engineers, or other persons as to matters the officer reasonably believes are within the person's professional or expert competence, or if prepared or presented by a committee of the Board of Directors of which the officer is not a member if the officer reasonably believes the committee merits confidence; provided, however, that an officer is not entitled to rely on the information set forth above if he or she has knowledge concerning the matter in question that makes reliance otherwise permitted hereby unwarranted.

         Section 6. The President. The president shall be the chief operating officer of the corporation. Subject to the direction and under the supervision of the board of directors, he shall have general charge of the business affairs and property of the corporation and control over its officers, agents and employees. The president shall have authority to hire and fire employees buy may not make long-term contracts with employees, which latter authority shall be reserved to the board. He may prescribe their powers, duties and compensation and delegate authority to them subject to the ultimate authority of the Board of Directors. The president shall, in general, perform all duties and have all powers incident to the office of president and shall perform such other duties and have such other powers as, from time to time, may be assigned by these by-laws or by the board.

         Section 7. The Vice-President(s). At the request of the president or in the event of his or her absence, death or disability, the vice-president(s), if any are designated by the board, shall perform all the duties of the president. When so acting they shall have all the powers of, and be subject to all the restrictions upon the president. The vice-president(s) shall perform such other duties and have such other powers as, from time to time, may be assigned by these by-laws, the board, or the president.

         Section 8. The Secretary. The secretary shall keep the minutes of the proceedings of the shareholders, of the board and of any committees in one or more books to be kept for that purpose. The secretary shall have custody of the seal of the corporation and shall have authority to cause such seal to be affixed to, or impressed, or otherwise reproduced upon all documents, the execution and delivery of which, on behalf of the corporation, shall have been duly authorized. He shall retain an executed copy of any shareholders' agreements. He shall give, or cause to be given, notice to all meetings of the shareholders and the board as required by these bylaws. The secretary shall, in general, perform all duties and have all powers incident to the office of secretary and shall perform such other duties and have such other powers as may, from time to time, be assigned by these by-laws, the board or the president. The assistant secretary shall assist the secretary and perform such duties delegated to him by the secretary.

         Section 9. The Treasurer. The treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation. The treasurer shall cause all monies and other valuable effects to be deposited in the name and to the credit of the corporation in such depositories as may be designated by the board. The treasurer shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements, and shall render to the president and the board, whenever requested, an account of all transactions as treasurer and of the financial condition of the corporation. The treasurer shall, in general, perform all duties and have all powers incident to the office of treasurer and shall perform such other duties and have such other powers as may, from time to time, be assigned by these by-laws, the board, or the president.

                                   ARTICLE VI

                                    Contracts

         Section 1. Common Directorship, Officership or Interest. A transaction in which a director or officer has an interest shall not, because of the interest, be enjoined, set aside, or give rise to an award of damages or other sanctions, in a proceeding by a shareholder or by or in the right of the corporation, if the person interested in the transaction establishes any of the following:

                  (a) The transaction was fair to the corporation at the time entered into;

                  (b) The material facts of the transaction and the director's or officer's interest were disclosed or known to the board, a committee of the board, or any independent director or directors of the corporation, and the board, committee, or independent director or directors authorized, approved, or ratified the transaction; or

                  (c) The material facts of the transaction and the director's or officer's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction.

For purposes of subsection (b) hereof, a transaction is authorized, approved, or ratified, if it received the affirmative vote of the majority of the directors on the board or the committee who had no interest in the transaction, though less than a quorum, or all independent directors (if any) who had no interest in the transaction. The presence of, or a vote cast by, a director with an interest in the transaction does not affect the validity of the action taken under subsection (b) hereof. For purposes of subsection (c) hereof, a transaction is authorized, approved, or ratified if it received the majority of votes cast by the holders of shares who did not have an interest in the transaction. The majority of the shares held by shareholders who did not have an interest in the transaction constitutes a quorum for the purpose of taking action under subsection (c) hereof.

         Section 2. Compensating Directors for Services. The board, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the corporation as directors or officers, but approval of the shareholders is required.

         Section 3. Corporate Loan, Guaranty or Assistance for its Officers or Employees. The corporation may lend money to, or guarantee an obligation of, or otherwise assist an officer or employee of the corporation or its subsidiary, when, in the judgment of the board, the loan, guaranty, or assistance reasonably may be expected to benefit the corporation, or is pursuant to a plan authorizing loans, guarantees or assistance, which plan the board has reasonably determined will benefit the corporation. The loan, guaranty or assistance may be with or without interest, and may be secured, or unsecured in such manner as the board approves, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section shall be deemed to deny, limit, or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

                                   ARTICLE VII

                                 Indemnification

         Section 1. Actions, Suits and Proceedings Other Than Actions by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not for profit, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, has reasonable cause to believe that his or her conduct was unlawful.

         Section 2. Actions and Suits by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not for profit, against expenses (including actual and reasonable attorneys' fees) and amounts paid in settlement incurred by the person in connection with such action or suit if the person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. However, indemnification shall not be made for any claim, issue or matter in which the person has been found liable to the corporation unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

         Section 3. Expenses of Successful Defense. To the extent that a person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in section 1 or section 2 of this article, or in defense of any claim, issue or matter in the action, suit or proceeding, the person shall be indemnified against expenses (including actual and reasonable attorneys' fees) incurred by the person in connection with the action, suit or proceeding and in any action, suit or proceeding brought to enforce the mandatory indemnification provided by this section.

         Section 4. Employee Benefit Plans. For the purposes of sections 1 and 2 of this article the term "other enterprises" shall include employee benefit plans; the term "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term "serving at the request of the corporation" shall include any service as a trustee, director, officer, employee or agent of the corporation which imposes duties on, or involves services by, the director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the corporation or its shareholders" as referred to in sections 1 and 2 of this article.

         Section 5. Proportionate Indemnification. If a person is entitled to indemnification under section 1 or section 2 of this article for a portion of expenses (including attorneys' fees), judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

         Section 6. Determination as to Propriety of Indemnification in a Specific Case. Any indemnification pursuant to section 1 or section 2 of this article, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because the person has met the applicable standard of conduct set forth in section 1 or section 2 of this article, whichever is applicable. Such determination shall be made in any of the following ways:

                  (a) By a majority vote of a quorum of the board consisting of directors who were not parties to the action, suit or proceeding;

                  (b) If the quorum described in clause (a) above is not obtainable, then by a majority vote of a committee of directors who are not parties to the action, suit or proceeding. The committee shall consist of not less than two disinterested directors;

                  (c)  By independent legal counsel in a written opinion; or

                  (d)  By the shareholders.

         Section 7. Indemnification of Directors and Officers with Respect to Services Performed as an Employee or Agent of the Corporation. In the case of a director or officer who is also an employee or agent of the corporation, the indemnification rights provided for in this article shall apply to such person in his or her capacity as an employee or agent of the corporation as well as to such person in his or her capacity as a director or officer of the corporation.

         Section 8. Advancement of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding referred to in section 1 or section 2 of this article may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the person involved to repay the expenses if it is ultimately determined that the person is not entitled to be indemnified by the corporation. The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made, but need not be secured unless the board of directors determines in the particular case to require adequate security for the undertaking to repay, as a condition for the making of advances.

         Section 9. Limitation on Indemnity. Notwithstanding any other provision of this article, the corporation shall have no obligation to indemnify any person in connection with any proceeding, or part thereof, initiated by such person without authorization by the board of directors, except as provided in section 3 of this article.

         Section 10. Contract Right. The right to indemnification provided for in this article shall be a contract right. In the event that a claim for indemnification is not paid in full by the corporation within 45 days after a written claim has been received by the corporation, the director or officer who submitted the claim may at any time thereafter bring a suit or action against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or action or in a suit or action brought by the corporation to recover advances, the director or officer involved shall also be entitled to be paid the expense of prosecuting or defending such action. In any action brought by a director or officer to enforce a right under this article with respect to an action, suit or proceeding referred to in section 1 or section 2 of this article it shall be a defense that, and in any action brought by the corporation to recover advances the corporation shall be entitled to recover such advances if, the director or officer in question has not met the standard of conduct set forth in section 1 or section 2 of this article, whichever is applicable, except as otherwise provided in section
3. Neither the absence of a determination in accordance with section 6 of this article that indemnification is proper in the circumstances, nor a determination in accordance with section 6 of this article that indemnification is not proper in the circumstances, shall be a defense to an action brought by a director or officer or create a presumption that the director or officer has not met the applicable standard of conduct. In any action brought by a director or officer to enforce a right under this article or by the corporation to recover advances made under this article, in which there is an issue as to whether the director or officer has met the applicable standard of conduct set forth in section 1 or section 2 of this article, it shall be presumed that the director or officer has met the applicable standard of conduct unless the corporation meets the burden of proof that such is not the case.

         Section 11. Non-Exclusivity of Rights. The rights to indemnification provided for under this article are not exclusive of other rights to which a person seeking indemnification may be entitled under a contractual arrangement with the corporation. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification.

         Section 12. Continuation of Indemnity. The rights to indemnification provided for in this article continue as to a person who ceases to be a director or officer of the corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

         Section 13. Indemnification of Employees and Agents of the Corporation. To the extent authorized from time to time by the board of directors, the corporation may grant rights to indemnification and/or may advance expenses to any employee or agent of the corporation to the extent that such rights are granted or such advancement of expenses is authorized under this article with respect to directors or officers of the corporation.

         Section 14. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not for profit, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have power to indemnify the person against such liability under this article or the laws of the state of Michigan.

                                  ARTICLE VIII

                                 Capital Shares

         Section 1. Share Certificates. The board may authorize the issuance of some or all of the shares of the corporation without certificates, but any such authorization does not affect shares already represented by certificates until they are surrendered to the corporation. Absent authorization of shares without certificates by the board, all shares of the corporation shall be represented by certificates which shall be signed by the chairman of the board, president, or a vice-president, and which also may be signed by the treasurer, assistant treasurer, secretary, or assistant secretary of the corporation. They may be sealed with the seal of the corporation or a facsimile of that. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, other than the corporation itself or its employee. In case an officer who has signed, or whose facsimile signature has been placed upon, a certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue. The certificates shall be numbered consecutively.

         Section 2. Contents of Share Certificates. A certificate representing shares shall state the following information upon its face, and the corporation shall within a reasonable time after issuance send a written statement of the following information to a shareholder who is issued shares not represented by a certificate:

                  (a) that the corporation is formed under the laws of the
                           State of Michigan;

                  (b) the name of the person to whom the shares are being
                           issued; and

                  (c) the number and class of the shares being issued, and
                           the designation of the series, if any, of the shares being issued.

If the corporation is authorized to issue shares of more than one class, then a certificate representing shares issued by the corporation, or a written statement sent to a shareholder who is issued shares not represented by a certificate, shall set forth on its face or back or shall state, as the case may be, that the corporation will furnish to a shareholder, upon request and without charge, a full statement of the designation, relative rights, preferences, and limitations of the shares of each class authorized to be issued, and if the corporation is authorized to issue any class of shares in series, the designation, relative rights preferences, and limitations of each series, so far as the same have been prescribed, and the authority of the board to designate and prescribe the relative rights, preferences, and limitations of other series.

         Section 3. Consideration for Issuance of Shares. Shares may be issued for a consideration fixed by the board of directors. Treasury shares may be disposed of by the corporation for a consideration fixed by the board. The consideration for the issuance of shares may consist of any tangible or intangible property or benefit to the corporation, including without limitation cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation, but a contract for future services shall not constitute payment for shares unless so provided in a written subscription agreement. When the consideration for which the board authorized the issuance of shares has been received, the shares shall be deemed to have been validly issued and shall be considered fully paid and non-assessable. The determination of the board as to the adequacy of consideration received or to be received shall be conclusive insofar as the nature and amount of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid, and non-assessable.

         Section 4. Fractional Shares and Alternatives. The corporation may issue certificates for fractions of a share where necessary to effect share transfers, share distributions or a reclassification, merger, consolidation, or reorganization, which shall entitle the holders, in proportion to their fractional holdings, to exercise voting rights, receive dividends, and participate in liquidating distributions. As an alternative, the corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive the fractions are determined. As an alternative, the corporation may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to the right of a shareholder, except as provided in the scrip. The scrip shall be issued subject to the condition that it becomes void, if not exchanged for certificates representing full shares, before a specified date. The scrip may be subject to the condition that the shares for which the scrip is exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of the scrip, or subject to any other condition which the board may determine. The corporation may provide reasonable opportunity for persons entitled to fractions of a share or scrip to sell them or to purchase additional fractions of a share or scrip needed to acquire a full share.

         Section 5. Lost or Destroyed Certificates. The corporation may issue a new certificate for shares or fractional shares in place of a certificate previously issued by it, alleged to have been lost or destroyed. The board may require the owner of the lost or destroyed certificate, or that person's legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged lost or destroyed certificate or the issuance of such a new certificate.

         Section 6. Transfer of Shares. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record or by the holder's attorney, duly authorized in writing, with such evidence of the authenticity of such authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps, where applicable. In that event, it shall be the duty of the corporation to record the transaction on its books, and take such other action as may be required in order to give effect to the transaction.

         Section 7. Rights of Corporation with Respect to Registered Owners. Prior to compliance by a shareholder with all actions necessary in order for the corporation to record the transfer of shares, the corporation may treat the registered owner as the person entitled to receive dividends and distributions, to vote, to receive notifications, and otherwise to exercise the rights and powers of an owner.

         Section 8. Transfer Agents and Registrars. The board of directors may make such rules and regulations as it may deem expedient concerning the issuance and transfer of shares of the stock of the corporation. It may appoint transfer agents or registrars or both, and may require all certificates of stock to bear the signatures of either, or both. Nothing in this section shall be construed to prohibit the corporation from acting as its own transfer agent at any of its offices.

         Section 9. Subscriptions. Unless otherwise provided in the subscription agreement, subscriptions for shares, whether made before or after organization of the corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same series. In case of default in the payment or any installment or call when payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due to the corporation, and shall have all other rights and remedies which may be provided to it by law.

                                   ARTICLE IX

                                  Distributions

         Section 1. Distributions Authorized. The board may authorize and the corporation may make distributions to its shareholders, subject to the limitations contained in section 2 of this article IX, and subject to any restrictions contained in the articles of incorporation.

         Section 2. Limitation on Distributions. No distribution may be made if, after giving effect to such distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or if the corporation's total assets would be less than the sum of its total liabilities plus, unless the articles permit otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The board may base its determination that a distribution is not prohibited under this section 2 either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair evaluation or other method that is reasonable.

         The effect of a distribution under this section 2 shall be measured at the following times:

                  (a) Except as provided in section 3 of this article IX, in the case of a distribution by purchase, redemption, or other acquisition of the corporation's shares, as of the earlier of the date money or other property is transferred or debt is incurred by the corporation, or the date the shareholder ceases to be a shareholder with respect with the acquired shares;

                  (b) In the case of any distribution of indebtedness, as of the date the indebtedness is authorized if distribution occurs within one hundred and twenty
                       (120) days after the date of authorization or the date the indebtedness is distributed if it occurs more than one hundred and twenty (120) days after the date of authorization; or

                  (c) In all other cases, as of the date the distribution is authorized if the payment occurs within one hundred and twenty (120) days after the date of authorization or the date the payment is made if it occurs more than one hundred and twenty (120) days after the date of authorization.

         Section 3. Acquisition of Corporation's Own Shares. If the corporation acquires its shares in exchange for an obligation to make future payments, and distribution of the obligation would otherwise be prohibited under section 2 of this article IX at the time it is made, the corporation may issue the obligation and the following shall apply:

                  (a) At any time prior to the due date of the obligation, payments of principal and interest may be made as a distribution to the extent that a distribution may then be made under this article;

                  (b) At any time on or after the due date, obligation to pay principal and interest is deemed distributed as treated and indebtedness described in section 4 of this article IX to the extent that a distribution may be made under this article IX; and

                  (c) The obligation shall not be considered a liability or debt for purposes of determinations under section 1 of this article IX except to the extent that it is deemed distributed and treated as indebtedness under this section 3.

         Section 4. Indebtedness to Shareholders Due to Distributions. The corporation's indebtedness to a shareholder incurred by reason of a distribution made in accordance with this article shall be at parity with the corporation's indebtedness to its general, unsecured creditors except to extent subordinated by agreement.

         Section 5. Record Date. If the board does not fix the record date for determining shareholders entitled to a distribution, other than a distribution involving a purchase, redemption, or acquisition of the corporation's shares, the record shall be the date on which the board authorizes the distribution.

                                    ARTICLE X

                               General Provisions

         Section 1. Corporate Books, Records, Minutes. The corporation shall keep books and records of account and minutes of the proceedings of its shareholders, board and executive committee, if any. The books, records and minutes may be kept outside of the State of Michigan. The corporation shall keep at its registered office, or at the office of its transfer agent within or without the State of Michigan, records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became holders of record. Any of such books, records, or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. The corporation shall convert into written form, without charge, any such record not in such form, upon written request of a person entitled to inspect them, unless otherwise requested by such person.

         Section 2. Shares of Other Corporations. Shares standing in the name of another domestic or foreign corporation, whether or not the corporation is subject to the Act, may be voted by an officer or agent, or by proxy appointed by an officer or agent.

         Section 3. Sureties and Bonds. If the board requires, any officer, employee or agent of the corporation shall execute to the corporation a bond in such sum, and with such surety or sureties, as the board may direct, conditioned upon the faithful performance of that person's duties to the corporation, including responsibility for negligence and for the accounting of all property, funds, or securities, of the corporation which may come into that person's hands.

         Section 4. Corporate Seal. The corporation shall have power, in furtherance of its corporate purposes, to have a corporate seal (which may be a written seal if the board of directors so directs), and alter the seal, and use it by causing it or a facsimile to be affixed, impressed or reproduced in any other manner. The corporate seal shall be in the form of a circle and shall bear the name of the corporation, and indicate its formation under the laws of the State of Michigan, and may bear such additional information as the board of directors so directs.

         Section 5. Accounting Year. Subject to applicable law, the accounting year shall be as from time to time fixed by the board; initially the corporation shall have an accounting year commencing on February 1, and ending on January 31.

         Section 6. Reimbursement. Any payments made to an officer of the corporation, whether commission, bonus, interest, rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance.
It shall be the duty of the directors, as a board, to enforce payment of each such amount disallowed. Subject to the approval of the board of directors, reimbursement may be made by the withholding of proportionate amounts from his future compensation until the amount owed to the corporation shall have been recovered.

         Section 7. Constructive Dividend. Any payment, distribution, or other transaction made or entered into by the corporation which shall be assessed by the United States Internal Revenue Service to be a constructive dividend to any shareholder or shareholders of the corporation shall, upon final determination by a court having jurisdiction thereof, not appealed from by any such shareholder or shareholders, or upon acquiescence in such assertion by such shareholder or shareholders, be repaid by such shareholder or shareholders to the corporation. It shall be the duty of the board of directors to enforce such repayment.

                                   ARTICLE XI

                          Amending or Repealing By-Laws

         Section 1. Power to Amend or Repeal. The power to amend or repeal the by-laws or adopt new by-laws is available to the shareholders or the board, except that the power to amend or repeal any by-law made by the shareholders shall be reserved exclusively to the shareholders.

         Section 2. By Shareholders. Any by-law made by the shareholders, or amendment of the by-laws by the shareholders, shall be approved by the appropriate number of votes as prescribed in article II, section 13 of these by-laws.

         Section 3. By the Board of Directors. Amendment of the by-laws by the board requires the vote of not less than two thirds of the members of the board then in office.

                                   ARTICLE XII

                            Execution of Instruments

         Section 1. Checks, Etc. All checks, drafts, or orders for payment of money, notes and other obligations, securities and evidences of indebtedness payable in money, issued in the name of the corporation, shall, unless otherwise provided by the board of directors or a committee, be signed, either by the president or the treasurer, or by such other officers, agents or employees as may be designated by the board of directors or a committee.

         Section 2. Evidence of Indebtedness. Notes given and drafts accepted by the corporation shall be valid only when signed by the president, any vice-president, if acting, or treasurer. Bills receivable, drafts and other evidences of indebtedness to the corporation shall, for the purpose of discount and collection, be endorsed by the president, any vice-president, if acting, or such other person or persons as the board of directors may, from time to time, authorize so to do.

         Section 3. Depositories. Funds of the corporation deposited in banks and other depositories to the credit of the corporation shall be drawn from such banks and depositories by checks signed by the president, any vice-president, if acting, or treasurer or such person or persons as the board of directors shall, from time to time, designate. Funds deposited in banks or other depositories in special accounts, for payroll or other purposes, shall be drawn from such depositories by checks signed by either the president, any vice-president, if acting, or treasurer or such person or persons as the board of directors shall, from time to time, designate.

         Section 4. Alternative Exception. Whenever the board of directors or a committee shall provide, by resolution, that any contract or note shall be executed or draft accepted or any bill receivable, draft or other evidence of indebtedness be endorsed in any other manner and by any other officer or agent than as specified in these by-laws, such method of execution, acceptance or endorsement shall be as equally effective to bind this corporation as if specified in it.

         I HEREBY CERTIFY that the above by-laws were adopted the 13th day of November, 1990.

                                             -------------------------------
                                             Murray J.  Fox,
                                             Secretary/Treasurer




                         MULTI-CONTAINER RECYCLING, INC.

                   Consent to Resolutions of Sole Incorporator
                         in Lieu of Organization Meeting

                             -----------------------

         The undersigned, being the sole incorporator of Multi-Container Recycling, Inc., acting under the authority of MCL Section 450.1223, does hereby consent in this writing to the following resolutions of the corporation:

         RESOLVED, that a copy of the Certificate of Incorporation, together with the original receipt showing payment of the filing fee, be inserted in the Minute Book, and further

         RESOLVED, that the bylaws submitted to the meeting are adopted, and that a copy be inserted in the Corporate Minute Book, and finally

         RESOLVED, that the following are elected as directors of the corporation, to serve until the first annual meeting of shareholders and until their successors are elected and qualify:

                           Simon Sinnreich
                           Joseph Mastroianni
                           Murray J. Fox

Dated: November 13, 1990                 ____________________________
                                         Thomas E. Dudak,
                                         Sole Incorporator




                         MULTI-CONTAINER RECYCLING, INC.
                               STOCK SUBSCRIPTION

To the Board of Multi-Container Recycling, Inc.:

         The undersigned hereby subscribes to purchase two thousand (2,000) shares of the common stock (qualified under IRC Section 1244) of Multi-Container Recycling, Inc. for a total purchase price of $2,000.00, to be paid in cash or by transfer to Multi-Container Recycling, Inc. of assets (other than stock, securities or services) having like value.

                                              Very truly yours,

                                              REI Distributors, Inc.

Dated:___________________                     By_________________________
                                                   Its___________________